Exhibit 99.2

Third Quarter 2009 Earnings Presentation November 9, 2009

Safe Harbor Statement Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, the Company’s ability to maintain compliance with the listing requirements of NASDAQ, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

Agenda Overview Segment Highlights Third Quarter 2009 Financial Highlights Key Initiatives Summary Questions and Answers Appendix

4 Third Quarter Overview Recession still holding overall top-line down – but margins improving Sales down 22%; Adjusted EBITDA(1) down 13% Business cycle showing in recovery patterns TriMas Business System driving the right actions Cost-out and working capital improvements faster than plan Investments in new products and markets showing results Keep improving our balance sheet TriMas is becoming stronger, leaner and faster. (1) Adjusted EBITDA excludes “Special Items” and gain on extinguishment of debt for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

Third Quarter Segment Action Packaging: Sales $40M, down 8%; Adjusted EBITDA $13M, up 8% Continued investments in specialty dispensing (consumer-facing) business – specialty dispensing sales increased over 40% compared to Q308 Industrial closure products tracking with GDP High margin segment with Adjusted EBITDA margin over 32% - improvements in relative profitability European and Asian activities taking hold Energy: Sales $36M, down 35%; Adjusted EBITDA $4M, down 55% Very tough end markets, but staying the course with strategy of continued investment in well-site content/ compression products and global expansion SBU’s profitable - Adjusted EBITDA and Operating Profit margins improved sequentially Improved free cash flow by over 100% compared to Q308 and Q209 New locations (Rotterdam, Salt Lake City) ahead of plan Aerospace & Defense: Sales $16M, down 35%; Adjusted EBITDA $6M, down 36% Adding content/applications in slower market Distribution channel continues to strip-out inventory NI transition to service contract on schedule, but puts pressure on top-line (NI down approx. $1.7M in sales) Improved free cash flow compared to Q308 Note: Adjusted EBITDA and Operating Profit comments exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

Third Quarter Segment Action (cont.) Engineered Components: Sales $16M, down 54%; Adjusted EBITDA $1M, down 74% Businesses most affected by industrial slow-down Largest business, Norris Cylinder, generating more cash in Q3 with over 60% sales decline compared to Q308 Adjusted EBITDA margin improved 360 basis points sequentially Evaluating consolidation and efficiency plans in smaller businesses – more work to do Cequent: Sales $96M, down 6%; Adjusted EBITDA $14M, up 57% Operating profit more than doubled on 6.5% sales decrease compared to Q308 - Operating profit margin increased 560 basis points compared to Q308 End market stability in Asian markets Taking market share at retail Restructuring and process improvements taking hold Free cash flow increased over 90% compared to Q308 Note: Adjusted EBITDA and Operating Profit comments exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

Third Quarter 2009 Financial Highlights and Key Initiatives

Third Quarter Summary

($ in millions, except per share amounts)

(from continuing operations)	Q3 2009	Q3 2008	% Chg
Revenue	$ 203.7	$ 260.7	-21.9%
Adjusted EBITDA(1)	$ 31.9	$ 37.2	-14.2%
Excl. Special Items, (1) Adj EBITDA would have been:	*$ 34.2*	*$ 37.9*	*-9.7%*
Excl. Special Items (1) and debt extinguishment gain, Adj EBITDA would have been:	*$ 32.9*	*$ 37.9*	*-13.2%*
Income	$ 6.5	$ 8.1	-19.2%
Excl. Special Items, (1) Income would have been:	*$ 8.3*	*$ 8.5*	*-2.1%*
Excl. Special Items (1) and debt extinguishment gain, Income would have been:	*$ 7.6*	*$ 8.5*	*-10.7%*
Diluted earnings per share	$ 0.19	$ 0.24	-20.8%
Excl. Special Items, (1) diluted EPS would have been:	*$ 0.24*	*$ 0.25*	*-4.0%*
Excl. Special Items (1) and debt extinguishment gain, diluted EPS would have been:	*$ 0.22*	*$ 0.25*	*-12.0%*
Free Cash Flow(1)	$ 43.4	$ 23.4	85.3%
Debt and A/R Securitization	$ 525.4	$ 626.8	-16.2%

- Weak global economy continues to impact the majority of end markets
- Focus on cost reduction and productivity efforts to offset sales volume declines – Adjusted EBITDA and operating profit margins improved despite sales decline
- Solid Free Cash Flow resulting from improvements in net working capital
- Retired $10 million face value of notes for approximately $8.7 million
- Reduced total indebtedness by $101.4 million compared to September 30, 2008
- Ended the quarter with $24.8 million of cash on balance sheet

(1) "Special Items" for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

8

Q3 2009 vs. Q2 2009 Improved gross profit margin by 440 basis points and Adjusted EBITDA margin (excl. Special Items and gain) by 330 basis points with revenue decline Driven by lower material costs and other cost reductions Decrease in working capital resulting from reduced inventory and accounts receivables; 230 basis points improvement in working capital as a % of sales to 16.1% Reduced total indebtedness by $22.0 million and quarterly interest expense by $500K ($ in millions, except EPS) (1) “Special Items” for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. $ 131.5 (from continuing operations) Q3 2009 Q2 2009 % Chg Revenue $203.7 $208.6 -2.4% Gross Margin $57.4 $49.6 15.7% Gross margin as a percent of revenue: 28.2% 23.8% 440 bps Adjusted EBITDA(1) $31.9 $38.1 -16.2% Excl. Special Items,(1) Adjusted EBITDA would have been: $34.2 $39.1 -12.5% Excl. Special Items(1) and debt extinguishment gain, Adjusted EBITDA would have been: $32.9 $26.8 22.5% Free Cash Flow(1) $43.4 $23.3 86.2% Operating Working Capital $131.5 $154.3 -14.8% Total Debt + A/R Securitization $525.4 $547.4 -4.0% Interest Expense $10.8 $11.3 -4.8%

Third Quarter Segment Summary (1) Adjusted EBITDA figures and comments exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. ($ in millions) Total Segment Sales Adjusted EBITDA(1) Segment Assessment Q3 2009 V% Q3 2009 V% % Sales V Pts Comments Packaging On Track $39.7 -8% $13.0 8% 33% 480 bp More profit on less sales; price and mix improvement Energy Working Capital Focus $36.0 -35% $4.0 -55% 11% -500 bp Top-line pressure; negative leverage worse than expected Aerospace & Defense Continue Product Efforts $16.1 -35% $5.8 -37% 36% -100 bp Top-line pressure; negative leverage contained Engineered Components Efficiency Focus $15.9 -54% $1.2 -74% 8% -570 bp Significant top-line pressure and small business inefficiencies Cequent On Track $96.1 -7% $13.8 57% 14% 580 bp Healthier business with 50% more profit on less sales; PIP effect being realized Total Segment $203.8 $37.8 18.5% 180 bp

Profit and Productivity Improvements


$ in millions
$30M
$31M+ expected cost savings in 2009.
$5.4M
$8.2M
$9.4M
~$9.0M
As of 8/4/09
Q1 Realized
Q2 Realized
Q3 Realized
Q4 Estimate
Cost Reductions
Packaging
Energy
Aerospace & Defense
Engineered Components
Cequent

Comments:

- Profit Improvement Plan started at $6M in Q408
- 2009 YTD cost reductions realized total approx. $23M
- Substantially completed the Mosinee, WI production moves as of 9/30/09
- Q4 estimated run-rate equates to ~$35 million of annual cost savings in 2010
- 2010 institutionalize productivity initiatives

On track to exceed $30 million in cost savings in 2009…
Continue to identify additional cost-out and productivity opportunities.

11

12 Working Capital Improvements Continued lean initiatives will drive permanent process change and working capital reductions. Comments: Operating working capital at 16.1% of sales vs. 17.1% at Q308 – Lowest % of sales level since 2005 Reduction driven by decreases in inventory and accounts receivables Q3 reductions achieved faster than expected Traditionally builds in Q4 – Plan to hold working capital levels Operating Working Capital $173 $195 $154 $176 $132 $179 $175 $110 $135 $160 $185 2008 2009 ($ in millions) Q1 Q2 Q3 Q4

13 Debt Reduction Reduced total indebtedness, including amounts on A/R securitization facility, by $22.0 and $101.4 million versus 6/30/09 and 9/30/08, respectively Leverage ratio of 3.80x compared to a debt covenant ratio of 4.75x Total weighted average cost of credit facility borrowings decreased from 4.9% to 3.8% No significant debt maturities until 2012 Total Debt Interest Expense ($ in millions) Comments: As of September 30, 2009, TriMas had $155.7 million of cash and available liquidity under its revolving credit and receivables securitization facilities – Highest level since going public in 2007. 9.875% Sr Sub Notes Term Loan Revolver ($ in millions) Total Debt (incl. A/R Securitization) and Quarterly Interest Expense 350 $450 $550 $650 $750 YE 06 YE 07 YE 08 Q3 09 $5 $10 $15 $20 $25 Total Indebtedness Interest Expense Total Debt Interest Expense Maturity O/S as of 9/30/09 2011 $0 2013 $252 2012 $256

14 Strong Cash Flow Comments: Free cash flow(1) to income from continuing ops conversion rate of over 600% during Q3 Reduce working capital Manage capital expenditures Currently approx. 50% of 2008 level through September Yet still investing in key growth initiatives Reduce interest costs Retirement of debt Cost of debt Dispose of non-core assets Non-strategically aligned businesses and non-performing assets (facilities) Free cash flow for Q3 2009 equivalent to 2008 YTD cash flow. (1) (1) “Special Items” for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. 2008 2009 Free Cash Flow $29.1 $23.4 $43.5 $(9.0) $30.3 $23.3 $43.4 $97.0 -$20 $0 $20 $40 $60 $80 $100 $120 Q1 Q2 Q3 YTD ($ in millions) (1)

2009 Key Initiatives Scorecard $60M+ $10 - $20M $5 - $7M $10 - $20M $4 - $7M $28M as of 5/6/09 $10 - $20M $10 - $20M Other (dispositions of non-core assets, incremental to Compac disposition) $80M+ $70M+ Free cash flow(1) $10M+ $7 - $9M Capex reduction $40M+ $25 - $35M Working capital reduction $9 - $10M $9 - $10M Cash interest reduction $31M+ $30M+ PIP cost savings (realized in ’09) as of 11/9/09 as of 8/4/09 Initiative Targeting a minimum of 0.4x covenant cushion for the remainder of 2009. (1) “Special Items” for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. FY Target FY Target FY Target

16 Fourth Quarter Expectations Top-line down less than prior quarters Packaging and Cequent segments are nearing flat revenue compared to Q408 Cequent business seasonality Natural gas prices up, but inventory still high Aircraft demand is buffered by inventory levels in distribution channel Selective investment in growth initiatives Continued positive effect of Profit Improvement Plan Maintain adequate covenant cushion and availability

Summary

18 2010 Playbook Build on 2009 key initiatives...boost growth activities Expand top-line Respond fast to end market growth Keep growing product portfolio and footprint (Asia) Protect share Engrain total cost productivity mindset Expect 3-4% total cost productivity (gross) Keep improving capital structure Leverage and liquidity Balance cost and flexibility Assess alternatives (debt and equity)

19 TriMas Priorities Drive operating profit improvement Best cost producer strategy Effectively manage the balance sheet Pay-down debt Maintain liquidity cushion Deploy capital prudently Focus capital on profitable strategic growth Aerospace, specialty packaging, medical, energy and geographic expansion Executing on what we control.

Questions & Answers

Appendix

22 Packaging Results: Sales decreased due to lower industrial closure sales and the unfavorable effects of currency exchange Partially offset by an increase in specialty dispensing sales Adjusted EBITDA and operating profit improved due to lower material costs and reduced SG&A expenses Operating profit margin improved approx. 400 basis points compared to Q308 ($ in millions) Key Initiatives: Target specialty dispensing products into higher growth end markets Pharmaceutical/medical Food/beverage Personal care Increase geographic coverage efforts in Europe & Asia Maximize low-cost plants (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

23 Energy ($ in millions) (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Results: Sales decreased due to reduced demand for engines and other well-site content, as well as lower sales of specialty gaskets and related fastening hardware Negative conversion resulted due to lower sales and related lower absorption of fixed costs, partially offset by reductions in SG&A Adjusted EBITDA and Operating Profit margins improved sequentially Generated more free cash flow for the quarter than Q308 or Q209 Key Initiatives: Expand complementary product lines at well-site Gas production equipment including compressors, metering, instrumentation & other welded assemblies Expand gasket business with major customers into Europe, SE Asia, and South America Improve inventory turns by implementing Lean initiatives Add service capabilities

24 Aerospace & Defense Key Initiatives: Expand aerospace fastener product lines to increase content and applications per aircraft Implement Lean initiatives to drive lower working capital and reduced costs Leverage and develop existing defense customer relationships Consider bolt-on acquisitions ($ in millions) Results: Sales decreased primarily due to lower blind-bolt sales resulting from commercial airframe manufacturers program delays and inventory reductions at distribution customers Partially offset by new product sales, increasing content on certain aircraft Sales in defense business also declined Operating profit as a percentage of sales decreased due to lower sales volumes, partially offset by a more favorable sales mix and reduced SG&A costs (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

25 Engineered Components ($ in millions) Results: Sales declined due to reduced demand in industrial cylinder, precision cutting tools, and medical businesses, primarily resulting from industrial slow down Adjusted EBITDA and operating profit decreased due to lower sales volumes and lower absorption of fixed costs, partially offset by reduced SG&A expenses Adjusted EBITDA margin improved sequentially Largest business in segment, Norris Cylinder, generated more cash on significantly less sales Key Initiatives: Develop specialty products for medical components and tooling markets Continue to expand product offering and commercialization of geographies Rationalize management and facilities Continue to reduce costs and improve working capital turnover (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

26 Cequent ($ in millions) $46.4 Results: Sales decreased due to continued weak demand in end markets, combined with unfavorable impact of a weaker Australian dollar Sales increased in Australia/Asia Pacific business Adjusted EBITDA and operating profit increased due the significant cost reductions, partially offset by the decline in sales, the unfavorable impact of currency exchange and the lower absorption of fixed costs Operating profit margin increased 560 basis points compared to Q308 Improvements in working capital ($ and %) drove significant cash flow during the quarter Key Initiatives: Mitigate end market decline by leveraging strong brands for additional market share and cross-selling Grow geographically in Asia and Australia via global product content and local product expansion Aggressively reduce fixed costs and simplify the business Integrate and consolidate separate businesses Improve processes and simplify business for better customer service and support Reduce capital requirements (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

27 Q3 2009 Statement of Operations (Unaudited, $ in thousands) (Unaudited, $ in thousands) 2009 2008 2009 2008 Net sales 203,730 $ 260,730 $ 615,090 $ 808,160 $ Cost of sales (146,300) (192,100) (462,210) (593,580) Gross profit 57,430 68,630 152,880 214,580 Selling, general and administrative expenses (37,280) (41,160) (112,930) (128,740) Gain (loss) on dispositions of property and equipment… 20 50 180 (160) Operating profit 20,170 27,520 40,130 85,680 Other income (expense), net: Interest expense (10,760) (13,570) (34,560) (42,160) Gain on extinguishment of debt 1,180 - 28,250 - Other, net (190) (480) (1,710) (3,010) Other income (expense), net (9,770) (14,050) (8,020) (45,170) Income from continuing operations before income tax expense 10,400 13,470 32,110 40,510 Income tax expense (3,890) (5,410) (12,230) (15,150) Income from continuing operations 6,510 $ 8,060 $ 19,880 $ 25,360 $ Income (loss) from discontinued operations, net of income tax benefit (expense) (680) 260 (8,740) 280 Net income 5,830 $ 8,320 $ 11,140 $ 25,640 $ Three months ended Nine months ended September 30, September 30,

28 Q3 2009 Balance Sheet (Unaudited, $ in thousands) (Unaudited, $ in thousands) September 30, December 31, 2009 2008 Current assets: Cash and cash equivalents 24,770 $ 3,910 $ Receivables, net … 99,360 104,760 Inventories 141,830 188,950 Deferred income taxes 16,970 16,970 Prepaid expenses and other current assets 6,680 7,430 Assets of discontinued operations held for sale 2,700 26,200 Total current assets 292,310 348,220 Property and equipment, net 170,760 181,570 Goodwill 196,520 202,280 Other intangibles, net 168,700 178,880 Other assets .15,720 19,270 Total assets 844,010 $ 930,220 $ Current liabilities: Current maturities, long-term debt 6,640 $ 10,360 $ Accounts payable 79,650 111,810 Accrued liabilities 73,710 66,340 Liabilities of discontinued operations 1,240 1,340 Total current liabilities 161,240 189,850 Long-term debt 518,740 599,580 Deferred income taxes 45,680 51,650 Other long-term liabilities 44,610 34,240 Total liabilities 770,270 875,320 Total shareholders' equity 73,740 54,900 Total liabilities and shareholders' equity 844,010 $ 930,220

Capital Structure As of September 30, 2009, TriMas had $155.7 million of cash and available liquidity under its revolving credit and receivables securitization facilities. ($ in thousands) Reduced total indebtedness, including amounts on A/R securitization facility, by $22.0 and $101.4 million versus 6/30/09 and 9/30/08, respectively Leverage ratio of 3.80x compared to a debt covenant ratio of 4.75x Total weighted average cost of credit facility borrowings decreased from 4.9% to 3.8% No significant debt maturities until 2012 Comments: September 30, 2009 December 31, 2008 Cash and Cash Equivalents 24,770 $ 3,910 $ Senior Secured Bank Debt 269,240 280,800 9.875% Senior Sub Notes due 2012 256,140 329,140 Total Debt 525,380 $ 609,940 $ Memo: A/R Securitization - $ 20,000 $ Total Debt + A/R Securitization 525,380 $ 629,940 $ Key Ratios: Bank LTM EBITDA 138,170 $ 151,570 $ Interest Coverage Ratio 3.00x 2.74x Leverage Ratio 3.80x 4.16x Bank Covenants: Interest Coverage Ratio 2.20x 2.00x Leverage Ratio 4.75x 5.00x

Reconciliation of Non-GAAP Measures Adjusted EBITDA[1] and Free Cash Flow[2]

(Unaudited)	Three months ended September 30,		Nine months ended September 30,	
(dollars in thousands)	**2009**	**2008**	**2009**	**2008**
Net income	$ 5,830	$ 8,320	$ 11,140	$ 25,640
Income tax expense	3,420	5,560	6,650	15,310
Interest expense	10,930	13,630	35,050	42,320
Debt extinguishment costs	150	-	1,140	-
Depreciation and amortization	10,580	10,740	33,410	32,440
Adjusted EBITDA, total company	30,910	38,250	87,390	115,710
Adjusted EBITDA, discontinued operations	(1,000)	1,080	(12,490)	2,400
Adjusted EBITDA, continuing operations	$ 31,910	$ 37,170	$ 99,880	$ 113,310
Special Items	2,290	710	9,530	2,970
Non-cash gross gain on extinguishment of debt	(1,330)	-	(29,390)	-
Cash interest	(3,630)	(5,140)	(25,460)	(32,240)
Cash taxes	(2,420)	(1,130)	(6,730)	(6,460)
Capital expenditures	(4,430)	(6,460)	(10,850)	(19,630)
Changes in operating working capital	22,740	(2,440)	43,840	(15,070)
Free Cash Flow from operations before Special Items	45,130	22,710	80,820	42,880
Cash paid for Special Items	(2,460)	(1,240)	(6,910)	(1,590)
Net proceeds from sale of business and other assets	680	1,920	23,100	2,260
Free Cash Flow	$ 43,350	$ 23,390	$ 97,010	$ 43,550

(1) The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, and non-cash losses on sale-leaseback of property and equipment. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies.

(2) The Company defines Free Cash Flow as Adjusted EBITDA from continuing operations, plus Special Items and net proceeds from sale of businesses, less cash paid for interest, taxes and Special Items, capital expenditures, changes in operating working capital and non-cash (gains) losses on debt extinguishment. As detailed in Appendix I, for purposes of determining Free Cash Flow, Special Items, net, include those one-time costs, expenses and other charges incurred on a cash basis that are included in the determination of net income (loss) under GAAP and are not added back to net income (loss) in determining Adjusted EBITDA, but that management would consider important in evaluating the quality of the Company's Free Cash Flow, as defined.

30

31 Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures (Unaudited) (Unaudited) Three months ended Three months ended September 30, 2009 September 30, 2009 (dollars in thousands, except per share amounts) Income EPS Income EPS Income and EPS from continuing operations, as reported 6,510 $ 0.19 $ 8,060 $ 0.24 $ After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations: Severance and business restructuring costs (1,790) (0.05) (420) (0.01) Excluding Special Items, income and EPS from continuing operations would have been 8,300 $ 0.24 $ 8,480 $ 0.25 $ After-tax impact of gain on extinguishment of debt 730 0.02 --Excluding Special Items and gain on extinguishment of debt, income and EPS from continuing operations would have been 7,570 $ 0.22 $ 8,480 $ 0.25 $ Weighted-average shares outstanding at September 30, 2009 and 200834,007,846 33,469,027 Nine months ended Nine months ended September 30, 2009 September 30, 2009 (dollars in thousands, except per share amounts) Income EPS Income EPS Income and EPS from continuing operations, as reported 19,880 $ 0.59 $ 25,360 $ 0.76 $ After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations: Severance and business restructuring costs (7,280) (0.22) (1,860) (0.06) Excluding Special Items, income and EPS from continuing operations would have been 27,160 $ 0.81 $ 27,220 $ 0.82 $ After-tax impact of gain on extinguishment of debt 17,490 0.52 --Excluding Special Items and gain on extinguishment of debt, income and EPS from continuing operations would have been 9,670 $ 0.29 $ 27,220 $ 0.82 $ Weighted-average shares outstanding at September 30, 2009 and 200833,752,210 33,441,448

32 Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures (cont.) (Unaudited) (Unaudited) Three months ended Nine months ended September 30, September 30, (dollars in thousands) 2009 2008 2009 2008 Operating profit from continuing operations, as reported 20,170 $ 27,520 $ 40,130 $ 85,680 $ Special Items to consider in evaluating quality of earnings: Severance and business restructuring costs (2,860) $ (710)$ (11,760) $ (2,970) $ Excluding Special Items, operating profit from continuing operations would have been 23,030 $ 28,230 $ 51,890 $ 88,650 $ Three months ended Nine months ended September 30, September 30, (dollars in thousands) 2009 2008 2009 2008 Adjusted EBITDA from continuing operations, as reported 31,910 $ 37,170 $ 99,880 $ $ 113,310 Special Items to consider in evaluating quality of earnings: Severance and business restructuring costs (2,290) $ (710)$ (9,530) $ (2,970) $ Excluding Special Items, Adjusted EBITDA from continuing operations would have been 34,200 $ 37,880 $ $ 109,410 $ 116,280 Gross gain on extinguishment of debt 1,330 $ -$ 29,390 $ -$ Excluding Special Items and gain on extinguishment of debt, Adjusted EBITDA from continuing operations would have been 32,870 $ 37,880 $ 80,020 $ $ 116,280

Company and Business Segment Financial Information – Cont. Ops

(Unaudited, $ in thousands)

TriMas Corporation
Company and Business Segment Financial Information
Continuing Operations

	Three months ended September 30, 2009	Three months ended September 30, 2008	Nine months ended September 30, 2009	Nine months ended September 30, 2008
Packaging				
Net sales	$ 39,730	$ 43,350	$ 106,130	$ 128,910
Operating profit	$ 9,160	$ 8,300	$ 23,390	$ 26,530
Adjusted EBITDA	$ 12,540	$ 11,640	$ 32,760	$ 36,420
Special Items to consider in evaluating operating profit and Adjusted EBITDA:				
- Severance and business restructuring costs	$ (480)	$ (410)	$ (480)	$ (410)
Excluding Special Items, operating profit would have been:	$ 9,640	$ 8,710	$ 23,870	$ 26,940
Excluding Special Items, Adjusted EBITDA would have been:	$ 13,020	$ 12,050	$ 33,240	$ 36,830
Energy				
Net sales	$ 36,000	$ 55,430	$ 111,260	$ 157,390
Operating profit	$ 3,200	$ 8,170	$ 9,380	$ 24,670
Adjusted EBITDA	$ 3,950	$ 8,850	$ 11,730	$ 26,670
Special Items to consider in evaluating operating profit and Adjusted EBITDA:				
- Severance and business restructuring costs	$ (30)	$ -	$ (240)	$ (320)
Excluding Special Items, operating profit would have been:	$ 3,230	$ 8,170	$ 9,620	$ 24,990
Excluding Special Items, Adjusted EBITDA would have been:	$ 3,980	$ 8,850	$ 11,970	$ 26,990
Aerospace & Defense				
Net sales	$ 16,060	$ 24,550	$ 56,530	$ 65,770
Operating profit	$ 5,190	$ 8,640	$ 18,410	$ 22,230
Adjusted EBITDA	$ 5,760	$ 9,080	$ 20,180	$ 23,560
Special Items to consider in evaluating operating profit and Adjusted EBITDA:				
- Severance and business restructuring costs	$ (10)	$ -	$ (140)	$ (130)
Excluding Special Items, operating profit would have been:	$ 5,200	$ 8,640	$ 18,550	$ 22,360
Excluding Special Items, Adjusted EBITDA would have been:	$ 5,770	$ 9,080	$ 20,320	$ 23,690
Engineered Components				
Net sales	$ 15,860	$ 34,690	$ 51,100	$ 103,160
Operating profit (loss)	$ (60)	$ 3,470	$ (1,010)	$ 12,520
Adjusted EBITDA	$ 980	$ 4,510	$ 2,150	$ 15,630
Special Items to consider in evaluating operating profit and Adjusted EBITDA:				
- Severance and business restructuring costs	$ (210)	$ (70)	$ (380)	$ (300)
Excluding Special Items, operating profit (loss) would have been:	$ 150	$ 3,540	$ (630)	$ 12,820
Excluding Special Items, Adjusted EBITDA would have been:	$ 1,190	$ 4,580	$ 2,530	$ 15,930

33

Company and Business Segment Financial Information – Cont. Ops *(cont.)*

(Unaudited, $ in thousands)

TriMas Corporation
Company and Business Segment Financial Information
Continuing Operations

	Three months ended September 30, 2009	Three months ended September 30, 2008	Nine months ended September 30, 2009	Nine months ended September 30, 2008
Cequent				
Net sales	$ 96,080	$ 102,710	$ 290,070	$ 352,930
Operating profit	$ 7,220	$ 4,000	$ 6,760	$ 17,930
Adjusted EBITDA	$ 12,200	$ 8,560	$ 21,700	$ 30,940
Special Items to consider in evaluating operating profit (loss):				
- Severance and business restructuring costs	$ (2,130)	$ (190)	$ (7,580)	$ (190)
Excluding Special Items, operating profit would have been:	$ 9,350	$ 4,190	$ 14,340	$ 18,120
Special Items to consider in evaluating Adjusted EBITDA:				
- Severance and business restructuring costs	$ (1,560)	$ (190)	$ (5,350)	$ (190)
Excluding Special Items, Adjusted EBITDA would have been:	$ 13,760	$ 8,750	$ 27,050	$ 31,130
Corporate Expenses				
Operating loss	$ (4,540)	$ (5,060)	$ (16,800)	$ (18,200)
Adjusted EBITDA	$ (3,520)	$ (5,470)	$ 11,360	$ (19,910)
Special Items to consider in evaluating operating profit and Adjusted EBITDA:				
- Severance and business restructuring costs	$ -	$ (40)	$ (2,940)	$ (1,620)
Excluding Special Items, operating loss would have been:	$ (4,540)	$ (5,020)	$ (13,860)	$ (16,580)
Excluding Special Items, Adjusted EBITDA would have been:	$ (3,520)	$ (5,430)	$ 14,300	$ (18,290)
Total Company				
Net sales	$ 203,730	$ 260,730	$ 615,090	$ 808,160
Operating profit	$ 20,170	$ 27,520	$ 40,130	$ 85,680
Adjusted EBITDA	$ 31,910	$ 37,170	$ 99,880	$ 113,310
Total Special Items to consider in evaluating operating profit:	$ (2,860)	$ (710)	$ (11,760)	$ (2,970)
Excluding Special Items, operating profit would have been:	$ 23,030	$ 28,230	$ 51,890	$ 88,650
Total Special Items to consider in evaluating Adjusted EBITDA:	$ (2,290)	$ (710)	$ (9,530)	$ (2,970)
Excluding Special Items, Adjusted EBITDA would have been:	$ 34,200	$ 37,880	$ 109,410	$ 116,280

34

35 (Unaudited, $ in thousands) LTM EBITDA as Defined in Credit Agreement Reported net loss for the twelve months ended September 30, 2009 $ (150,690) Interest expense, net (as defined) Debt extinguishment costs Income tax benefit Depreciation and amortization Interest equivalent costs Non-cash expenses related to equity grants Other non-cash expenses or losses Non-recurring expenses or costs for cost savings projects Negative EBITDA from discontinued operations Permitted dispositions 48,660 1,280 (21,270) 45,040 1,620 210 188,190 6,810 4,590 13,730 Bank EBITDA - LTM Ended September 30, 2009 (1) 138,170 $ (1) As defined in the Amended and Restated Credit Agreement dated August 2, 2006.